                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                  Optika Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                          [OPTIKA LOGO APPEARS HERE]

                                                                  April 9, 2001

Dear Stockholder:

   You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Optika Inc. which will be held on Tuesday, May 8, 2001 at 9:00 a.m. local time, at The Broadmoor Hotel, One Lake Avenue, Colorado Springs, Colorado. In addition to the matters to be acted upon at the meeting, which are described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement, there will be a report to the stockholders on our operations. I hope that you will be able to attend.

   Whether or not you plan to be at the meeting, please be sure to complete, date, sign and return the proxy card enclosed with this Proxy Statement as promptly as possible so that your shares may be voted in accordance with your wishes. Your vote, whether given by proxy or in person at the meeting, will be held in confidence by the Inspector of Election for the meeting.

                                          Sincerely,

                                          /s/ Mark K. Ruport
                                          MARK K. RUPORT
                                          Chairman, Chief Executive Officer
                                           and President

                          [OPTIKA LOGO APPEARS HERE]

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  May 8, 2001

TO THE STOCKHOLDERS OF OPTIKA INC.:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Optika Inc., a Delaware corporation (the "Company") , will be held on Tuesday, May 8, 2001, at 9:00 a.m. local time, at The Broadmoor Hotel, One Lake Avenue, Colorado Springs, Colorado 80906, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

  1. To elect two Class I directors to serve for three-year terms, or until their successors are elected and qualified;

  2. To ratify the appointment of KPMG LLP as our independent accountants for the fiscal year ending December 31, 2001; and

  3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

   Only stockholders of record at the close of business on March 16, 2001, the record date, are entitled to notice of and to vote at the meeting. The stock transfer books will not be closed between the record date and the date of the meeting. A list of stockholders entitled to vote at the meeting will be available for inspection at the executive offices of the Company during normal business hours, for purposes related to the meeting, for a period of ten days prior to the meeting.

   All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy card as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy card because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the meeting. If you attend the meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the meeting will be counted.

                                          By Order of the Board of Directors,
                                          /s/ Steven M. Johnson
                                          Steven M. Johnson
                                          Chief Financial Officer, Executive
                                          Vice-President, Secretary and Chief
                                          Accounting Officer

Colorado Springs, Colorado
April 9, 2001

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                  OPTIKA INC.
                         7450 Campus Drive, 2nd Floor
                       Colorado Springs, Colorado 80920

                                PROXY STATEMENT

                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 8, 2001

General

   The enclosed proxy is solicited on behalf of the Board of Directors of Optika Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on Tuesday May 8, 2001 and at any and all postponements or adjournments thereof. The meeting will be held at 9:00 a.m. local time at The Broadmoor Hotel, One Lake Avenue, Colorado Springs, Colorado 80906. These proxy solicitation materials were first mailed on or about April 9, 2001 to all stockholders entitled to vote at the meeting.

   Because many of our stockholders may be unable to attend the meeting in person, the Board solicits proxies by mail to give each stockholder an opportunity to vote on all matters presented at the Annual Meeting. Stockholders are urged to: (i) read this Proxy Statement carefully; (ii) specify their choice in each matter by marking the appropriate box on the enclosed proxy card; and (iii) sign, date and return the proxy card by mail in the postage-paid, return-addressed envelope provided for that purpose.

   All shares of the company's common stock, $.001 par value per share (the "common stock") and the company's Series A Preferred Stock, $.001 par value per share ("preferred stock"), represented by properly executed and valid proxies received in time for the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions marked thereon or otherwise as provided therein, unless such proxies have previously been revoked. Unless instructions to the contrary are marked, or if no instructions are specified, shares of common stock and preferred stock represented by proxies will be voted for the proposals set forth on the proxy, and in the discretion of the persons named as proxies on such other matters as may properly come before the Annual Meeting.

Voting

   The specific proposals to be considered and acted upon at the meeting are summarized in the accompanying Notice of Annual Meeting and are described in more detail in this Proxy Statement. On March 16, 2001, the record date for determination of stockholders entitled to notice of and to vote at the meeting, 8,171,648 shares of our common stock were issued and outstanding and 731,851 shares of the our preferred stock were issued and outstanding. Each stockholder is entitled to one vote on all matters for each share of common stock or preferred stock held by such stockholder on March 16, 2001. The presence at the meeting, either in person or represented by proxy, of a majority of the issued and outstanding shares of common stock and preferred stock, on a combined basis, will constitute a quorum for the transaction of business at the meeting. Stockholders may not cumulate votes in the election of directors.

   All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business at the meeting. Directors are elected by a plurality vote. Since votes are cast in favor of or withheld from each nominee, abstentions and broker non-votes will have no effect on the outcome of Proposal One. Abstentions will be counted towards the tabulations of votes cast on the other proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether such proposal has been approved.

   Mr. Steven M. Johnson, our Chief Financial Officer, Executive Vice President, Secretary and Chief Accounting Officer, has been appointed by the Board of Directors to serve as Inspector of Election at the meeting. All proxies and ballots delivered to Mr. Johnson shall be kept confidential.

Revocability of Proxies

   You may revoke or change your proxy at any time before the meeting by filing with Mr. Steven M. Johnson, the Corporate Secretary, at our principal executive offices, Optika Inc., 7450 Campus Drive, 2nd Floor, Colorado Springs, Colorado 80920, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the meeting and voting in person.

Solicitation of Proxies

   We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional soliciting materials furnished to stockholders. We will furnish copies of solicitation materials to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by mail.

                      PROPOSAL ONE--ELECTION OF DIRECTORS

General

   Two Class I directors are to be elected and qualified at the meeting. Our Second Amended and Restated Certificate of Incorporation provides for a classified Board of Directors consisting of three classes of directors (designated as Class I, Class II and Class III directors, respectively) having staggered three-year terms, with each class consisting, as nearly as possible, of one-third of the total number of directors. The initial Class I, Class II and Class III directors were so designated and elected at the 1997 Annual Meeting of Stockholders. The initial term of the Class I directors expired and the Class I directors were elected for a full term of three years at the 1998 Annual Meeting of Stockholders. At the 1999 Annual Meeting of Stockholders, the term of office of the Class II directors expired and Class II directors were elected for a full term of three years. At the 2000 Annual Meeting of Stockholders, the term of office of the Class III directors expired and Class III directors were elected for a full term of three years. At each succeeding Annual Meeting of Stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

   Nominees for election have agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. In the event any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below. The two candidates receiving the highest number of affirmative votes of the shares represented and voting on this particular matter at the meeting will be elected to the Board of Directors, regardless of the number of abstentions or broker non-votes, to serve their respective terms and until their successors have been elected and qualified.

Information with Respect to Nominees and Directors

   Set forth below is information regarding the nominees and directors, including information furnished by them as to principal occupations, certain other directorships held by them, any arrangements pursuant to which they are selected as directors or nominees and their ages as of March 1, 2001:

                                                                        Director
                             Age Position(s) with the Company            Since
                             --- ----------------------------           --------
Nominees:
Richard A. Bass.............  59 Director                               1993
Alan B. Menkes..............  41 Director                               2000

Directors:
James T. Rothe Ph.D.........  57 Director                               1999
James E. Crawford...........  55 Director                               1993
Mark K. Ruport..............  48 President, Chief Executive Officer     1995
                                 and Chairman of the Board of Directors

Business Experience of Directors and Nominees

   Class I--Nominees

   Richard A. Bass has served as a Director of the Company since May 1993, and he served as Chairman of the Board from September 1994 to May 1996. Since February 1991, Mr. Bass has been President and Chief Executive Officer of Point of View, Inc., a company specializing in medical, high-tech and sales multi-media interactives.

   Alan B. Menkes has served as a director since March 2000. Mr. Menkes is a Partner of Thomas Weisel Partners , Co-Director of Private Equity and a member of Thomas Weisel's Executive Committee. Previously, Mr. Menkes was a Partner with Hicks, Muse, Tate & Furst, where he was employed from 1992 to 1998. At Hicks Muse, he was involved in sourcing, negotiating and executing approximately $10 billion of leveraged buyout and private equity transactions, monitoring certain portfolio companies and managing relationships with commercial and investment banks. From 1987 to 1992, he was employed at The Carlyle Group, most recently as a Senior Vice President. Mr. Menkes serves on the Board of Directors of: Alliance Consulting Group, The Capital Markets Company, CS Technologies, Incentive Systems, Ion Corporation, IPNet Solutions, NextMedia Group and QuantumShift. He is also a member of the Advisory Board of Empower America. Mr. Menkes graduated Phi Beta Kappa and with Highest Distinction from the University of Virginia where he received his B.A. in Economics and received his M.B.A. with Distinction from the Wharton School at the University of Pennsylvania.

   Class II--Directors

   James T. Rothe, Ph.D., has served as a director since 1999. He is a Professor of Business at the University of Colorado at Colorado Springs where he also served as Dean of the College of Business from 1986-1994. Mr. Rothe is a member of the Board of Directors for Analytical Surveys, Inc., (ANLT), Medlogic Global Corporation, NeoCore LLC, and he is a Trustee of the Janus Funds. Mr. Rothe was a Principal of the Phillips-Smith Group, a venture capital partnership from 1988-1999. Previously Mr. Rothe was President of Pearle Vision Center (1986) and President of Texas State Optical (1983-86), divisons of Pearle Health Services, Inc. Mr. Rothe received B.B.A., M.B.A. and Ph.D. degrees in Business from the University of Wisconsin-Madison.

   Class III--Directors

   James E. Crawford III has served as a director since December 1993. He is a managing partner of Frontenac Company, a venture capital firm that he joined in August 1992. From February 1984 to August 1992, Mr. Crawford was a general partner of William Blair Venture Management Co., a venture capital partnership. He was also a general partner of William Blair & Company, an investment bank and brokerage affiliated with William Blair Venture Management Co., from January 1987 to August 1992. Mr. Crawford's Directorships include ActionPoint, Inc (formerly, Input Software), a provider of document imaging subsystems, Allegiance Telecom Inc and Focal Communications, both competitive local exchange carriers, and several private companies.

   Mark K. Ruport has served as President and Chief Executive Officer and a director since February 1995. He has served as Chairman of the Board of Directors since May 1996. From June 1990 to July 1994, Mr. Ruport was President and Chief Operating Officer, and most recently Chief Executive Officer, of Interleaf, Inc., a publicly-held software and services company that develops and markets document management, distribution and related software. From July 1994 to February 1995, Mr. Ruport pursued personal interests. From 1989 to 1990, Mr. Ruport was Senior Vice President of Worldwide Sales of Informix Software, where he had direct responsibility for direct and indirect sales and OEM's. From 1985 to 1989, Mr. Ruport was Vice President of North American Operations for Cullinet Software, where he oversaw North American sales, customer support and systems integration.

   There are no family relationships among the members of our Board of Directors or our officers.

   Pursuant to a Securities Purchase Agreement dated February 9, 2000, among us, Thomas Weisel Capital Partners, L.P. and other signatories thereto (the "Securities Purchase Agreement"), and the Certificate of Designation of our Series A Convertible Preferred Stock (the "Series A Preferred Stock"), the holders of the Series A Preferred Stock are entitled to designate one director for election or appointment to our Board of Directors. Pursuant to the Securities Purchase Agreement, the holders of the Series A Preferred Stock are also entitled to representation on all committees of the Board of Directors. In connection with the Securities Purchase Agreement and the Certificate of Designation, on March 6, 2000 the Board of Directors appointed Alan B. Menkes to the Board and to the Compensation Committee and Audit Committee of the Board. Mr. Menkes is a Class I director and therefore is standing for election at the Annual Meeting.

Board Committees and Meetings

   During the fiscal year ended December 31, 2000, the Board of Directors held seven (7) meetings. The Board of Directors has an Audit Committee and a Compensation Committee. Each of our incumbent directors attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees on which he served during the past fiscal year.

   The Audit Committee currently consists of two (2) directors, Messrs. Bass and Menkes each of whom are considered independent as defined by the NASD Listing Standards under Rule 4200(a)(14). The Board of Directors has recently adopted a charter for the Audit Committee and it is included as Exhibit A to this proxy statement. The Audit Committee reviews internal auditing procedures, the adequacy of internal controls and the results and scope of the audit and other services provided by our independent auditors. The Audit Committee meets periodically with management and the independent auditors. While the audit committee did not meet as a separate committee in 2000, all members of the audit committee were present when the Company's financial statements for the fiscal year ended December 31, 1999 were reviewed and approved by the Board.

   The Compensation Committee currently consists of two (2) directors, Messrs. Crawford, and Menkes. The Compensation Committee establishes salaries, incentives and other forms of compensation for our officers and other employees and administers our incentive compensation and benefit plans. The Compensation Committee also has exclusive authority to administer our 1994 Stock Option/Stock Issuance Plan, our 2000 Non-Officer Stock Incentive Plan and our 2000 Employee Stock Purchase Plan (collectively the "stock plans"), and to make awards under such plans if applicable. Pursuant to the provisions of the stock plans, the Compensation Committee has appointed a Secondary Committee of the Compensation Committee, consisting of Mr. Ruport, to make option grants and direct stock issuances to eligible persons other than officers and directors subject to the short-swing profit restrictions of the federal securities laws. During the fiscal year ended December 31, 2000, the Compensation Committee held four (4) meetings, and the Secondary Committee acted by written consent on eleven (11) occasions.

   The Board does not presently have a separate nominating committee. The Board of Directors as a whole performs this function.

Director Compensation

   Except for certain grants of stock options and reimbursement of expenses, our directors do not receive compensation for services rendered as a director. However, Mr. Rothe receives a fee of $10,000 for each year of service as a director. We do not pay compensation for committee participation or special assignments of the Board of Directors.

   Under the Automatic Option Grant Program of the stock plans, each individual who first joins the Board as a non-employee Board member after July 25, 1996 will receive an option grant for 10,000 shares of common stock at the time of his or her commencement of Board service, provided such individual has not otherwise been in the prior employ of the company. In addition, at each annual stockholder's meeting, beginning with the 1997 annual meeting, each individual who is to continue to serve as a non-employee Board member will receive an option grant to purchase 2,500 shares of our common stock, whether or not such individual has been in the prior employ of the company.

   Each automatic grant will have an exercise price equal to the fair market value per share of our common stock on the grant date and will have a maximum term of ten years, subject to earlier termination following the optionee's cessation of Board service. Each automatic option will be immediately exercisable; however, any shares purchased upon exercise of the option will be subject to repurchase, at the option exercise price paid per share, should the optionee's service as a non-employee Board member cease prior to vesting in the shares. The 10,000-share grant will vest in four equal and successive annual installments over the optionee's period of Board service measured from the grant date. Each additional 2,500-share grant will vest upon the optionee's completion of one year of Board service measured from the grant date. However, each outstanding option will immediately vest upon (i) an acquisition of us by merger, asset sale or a hostile takeover of us or (ii) the death or disability of the optionee while serving as a Board member.

   At our 2000 Annual Meeting of Stockholders, Mssrs. Bass, and Crawford received an option grant to purchase 2,500 shares of common stock at an exercise price of $6.5310 per share, the fair market value per share of our common stock on that date.

   In connection with Mr. Menkes' appointment to the Board of Directors, Mr. Menkes received the automatic option grant for 10,000 shares. The options are exercisable at a price of $36.00 per share, the fair market value per share of common stock on the date of grant. The options will vest in four equal and successive annual installments beginning March 6, 2001, providing that Mr. Menkes remains a Board member.

   THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE ABOVE NOMINEES.

             PROPOSAL TWO--RATIFICATION OF INDEPENDENT ACCOUNTANTS

   The Board of Directors has appointed the accounting firm of KPMG LLP as our independent accountants for the fiscal year ending December 31, 2001, and is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting is required to ratify the selection of KPMG.

   If the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the company and its stockholders.

   A representative of KPMG is expected to be available at the meeting and will have the opportunity to make a statement if he or she desires to do so. The representative will be available to respond to appropriate questions.

   On March 23, 1999, we dismissed PricewaterhouseCoopers, LLP as our independent public accountants. The decision to dismiss PricewaterhouseCoopers was recommended by our Audit Committee and approved by our Board of Directors. Representatives from PricewaterhouseCoopers are not expected to be present at the meeting.

   PricewaterhouseCoopers' report on our financial statements for either of the two fiscal years ending December 31, 1998 did not contain an adverse opinion or disclaimer of opinion and was not modified as to uncertainty, audit scope or accounting principles. In connection with its audits for the two fiscal years ending December 31, 1998 and through March 23, 1999, there were no disagreements or reportable events with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to PricewaterhouseCoopers' satisfaction, would have caused them to make references to the subject matter of the disagreements in connection with their reports.

   We engaged KPMG on April 1, 1999. We did not consult KPMG with respect to the application of accounting principles to a specific completed transaction or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements.

   THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP TO SERVE AS OUR INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

                            OWNERSHIP OF SECURITIES

   The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of March 2, 2001 by (i) all persons who are beneficial owners of five percent (5%) or more of our common stock, (ii) each director and nominee for director, (iii) the executive officers named in the Summary Compensation Table below, and (iv) all current directors and executive officers as a group.

                                                                   Percentage
                                                        Shares     of Shares
                                                     Beneficially Beneficially
Name and Address of Beneficial Owner                 Owned(1)(2)  Owned(1)(2)
------------------------------------                 ------------ ------------
Mark K. Ruport(3)...................................    371,771        4.4%
Steven M. Johnson(4)................................    132,386        1.6%
Marc R. Fey(5)......................................    147,500        1.8%
James M. Hale(6)....................................     50,000          *
Thomas M. Rafferty(7)...............................     60,000          *
Richard A. Bass(8)..................................     79,856          *
James E. Crawford III(9)............................    668,883        8.2%
James T. Rothe Ph.D.(10)............................     19,500          *
Alan B. Menkes(11)..................................        --         --
Frontenac VI Limited Partnership(12)................    663,067        8.1%
 135 S. LaSalle Street
 Suite 3800
 Chicago, IL 60603
Thomas Weisel Capital Partners, L.P.(13)............    997,191       10.8%
 One Montgomery Street
 Suite 3700
 San Francisco, CA 94104
Dimensional Fund Advisors(14).......................    463,600        5.7%
 1299 Ocean Ave.
 11th Floor
 Santa Monica, CA 90401
All directors and executive officers as a group (9
 persons)(13).......................................  2,527,087       25.8%

--------
 *  Represents beneficial ownership of less than 1%.
(1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.
(2) Based on 8,171,648 shares of common stock outstanding as of March 2, 2001. Beneficial ownership is determined in accordance with the rules and regulations of the SEC and generally includes voting or investment power with respect to securities. Shares issuable pursuant to options which are exercisable within 60 days of March 2, 2001, or upon conversion of our preferred stock, which is convertible into 731,851 shares of common stock within 60 days after March 2, 2001, are deemed outstanding for computing the percentage of the person holding such options or shares, but are not deemed outstanding for computing the percentage of any other person.
(3) Includes 311,771 shares of common Stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 2, 2001.
(4) Includes 89,386 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 2, 2001.
(5) Includes 15,000 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 2, 2001.
(6) Includes 50,000 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 2, 2001.

(7) Includes 60,000 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 2, 2001.
(8) Includes 20,000 shares of common stock issuable upon exercise of options granted by the Company that are currently exercisable or will become exercisable within 60 days of March 2, 2001, 2,500 of which shares are unvested and subject to our repurchase right.
(9) Pursuant to a Schedule 13G dated February 5, 2001 and filed with the Securities and Exchange Commission, includes 643,067 shares of common stock owned beneficially by Frontenac. The general partner of Frontenac is the Frontenac Company, of which Mr. Crawford is a general partner. In such capacity, Mr. Crawford may be deemed to be a beneficial owner of such shares, although he disclaims such beneficial ownership except to the extent of his pecuniary interest therein, if any. Also includes (i) 20,000 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 2, 2001, 2,500 of which shares are unvested and subject to our repurchase right and
     (ii) includes 5,816 shares of common stock. The address of Mr. Crawford is c/o Frontenac Company, 135 South LaSalle Street, Suite 3800, Chicago, Illinois 60603.
(10) Includes 17,500 shares of common stock issuable upon exercise of options granted by the Company that are currently exercisable or will become exercisable within 60 days of March 2, 2001, 10,000 of which shares are unvested and subject to a repurchase right of the Company.
(11) Does not include shares of common stock which may be deemed to be beneficially owned by Thomas Weisel Capital Partners, L.P. and certain other investment limited partnerships affiliated with Thomas Weisel Partners Group LLC ("TW Group") of which Mr. Menkes is the Co-Head of Private Equity and a member of the executive committee. See Note 13 below. Mr. Menkes disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The business address for Mr. Menkes is c/o TW Group, One Montgomery Street, Suite 3700, San Francisco, California 94104.
(12) Pursuant to a Schedule 13G dated February 5, 2001 and filed with the Securities and Exchange Commission, Frontenac has reported that as of February 5, 2001 it had sole voting power over 643,067 shares, shared voting power over no shares, sole dispositive power over 643,067 shares and shared dispositive power over no shares.
(13) Includes shares of Series A Convertible Preferred Stock owned by the TW Group which in the aggregate are immediately convertible into 695,258 shares of common stock (and assuming the preferred stock is not earlier redeemed or converted, will be convertible into 1,302,205 shares of common stock on the eight anniversary of issuance) and immediately exercisable warrants to purchase 291,933 shares of common stock. Voting and investment power with respect to the securities reported are shared by TW Group and certain of its affiliates. The business address for TW Group is One Montgomery Street, Suite 3700, San Francisco, California 94104. Mr. Alan Menkes, one of our directors, is the Co-Head of Private Equity and a member of the executive committee of the TW Group, but disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. See Note 11 above.
(14) Pursuant to a Schedule 13G dated February 2, 2001 and filed with the Securities and Exchange Commission, Dimensional Fund Advisors reported that it had sole voting power over 463,600 shares, shared voting power over 0 shares, sole dispositive power over 463,600 shares and shared dispositive power over 0 shares.

                EXECUTIVE COMPENSATION AND RELATED INFORMATION

   The following table provides certain information summarizing the compensation earned by our Company's Chief Executive Officer and each of our other four most highly compensated executive officers whose salary and bonus was in excess of $100,000 for the fiscal year ended December 31, 2000 (the "Named Executive Officers"), for services rendered to us and our subsidiaries in all capacities for each of the last three fiscal years.

                          SUMMARY COMPENSATION TABLE

                                                                       Long-Term
                                                                      Compensation
                                Annual Compensation                      Awards
                               ---------------------                  ------------
                                                                       Securities
   Name and Principal                                  Other Annual    Underlying
        Position          Year Salary($) Bonus($)(1)  Compensation($)  Option (#)
   ------------------     ---- --------- -----------  --------------- ------------
Mark K. Ruport..........  2000  229,800        --         12,972(2)         --
 Chairman, Chief          1999  229,800     81,000        10,770(2)         --
 Executive Officer and    1998  229,800    116,000        14,327(2)     100,000
 President

Steven M. Johnson.......  2000  160,000        --          5,637(4)         --
 Chief Financial          1999  150,000     40,500         4,620(4)      50,000
 Officer, Executive Vice  1998  140,000    104,000(3)      4,900(4)      35,000
 President Secretary and
 Chief Accounting
 Officer

Marc R. Fey.............  2000  149,750        --          5,457(4)      50,000
 Senior Vice President--  1999  139,750     31,500         4,683(4)      15,000
 Engineering and          1998  130,000     29,000         4,550(4)      15,000
 Customer Support
 Services(5)

Thomas M. Rafferty(6)...  2000  130,000        --          3,981(4)         --
 Vice President--         1999  103,417     33,000           --         120,000
 Research and             1998      --         --            --             --
 Development,
 Engineering and
 Customer Support

Jim M. Hale(7)..........  2000  174,000     10,414           --             --
 Vice President--North    1999   79,750     56,667           --         200,000
 American Operations      1998      --         --            --             --

--------
(1) Bonuses earned in 1998, 1999 and 2000 were paid in 1999, 2000 and 2001, respectively.
(2) Represents the cost of a company car for Mr. Ruport and matching contributions received under our 401(k) plan.
(3) Mr. Johnson's bonus for 1998 includes a commission of $60,000 earned in his temporary role as Vice President of Channel Sales. Mr. Johnson occupied this role during the period of July 1, 1998 through December 31, 1998.
(4) Represents matching contributions received under our 401(k) plan.
(5) Mr. Fey's employment was terminated on March 30, 2001.
(6) Mr. Rafferty joined us as Vice President of Research and Development on March 15, 1999.
(7) Mr. Hale joined us as Vice President of North American Operations on July 19, 1999 and his employment terminated on February 6, 2001.

Option Grants in Last Fiscal Year

   The following table contains information concerning the stock option grants made to each of the Named Executive Officers for the fiscal year ended December 31, 2000. No stock appreciation rights ("SARs") were granted to these individuals during such fiscal year.

                                         Individual Grants
                         -------------------------------------------------
                                                                           Potential Realizable Value
                                          Percent of                       at Assumed Annual Rates of
                            Number of    Total Options Exercise             Stock Price Appreciation
                           Securities     Granted to    Price                 for Option Term(1)($)
                           Underlying    Employees in     Per   Expiration ---------------------------
    Name                 Options Granted  Fiscal Year  Share(2)    Date         5%            10%
    ----                 --------------- ------------- -------- ---------- ------------- -------------
Marc R. Fey(3)..........     50,000           4.6%     $6.0000   7/17/10   $     188,668 $     478,123

--------
(1) There can be no assurance provided to any executive officer or any other holder of our securities that the actual stock price appreciation over the ten-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the common stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.
(2) The exercise price may be paid in cash, in shares of the common stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same day sale of the purchased shares. The Plan Administrator may also assist an optionee in the exercise of an option by (i) authorizing a loan from us in a principal amount not to exceed the aggregate exercise price plus any tax liability incurred in connection with the exercise or (ii) permitting the optionee to pay the option price in installments over a period of years upon terms established by the Compensation Committee. The Plan Administrator has the discretionary authority to reprice outstanding options under the Plan through the cancellation of those options and the grant of replacement options with an exercise price based on the lower fair market value of the option shares on the re-grant date.
(3) The option was granted pursuant to the 1994 Stock Option Plan. The option has a maximum term of ten years measured from the grant date, subject to earlier termination upon optionee's cessation of service with us. The optionee will vest in 25% of the options shares upon completion of one year of service with us after the grant date and the balance in a series of equal annual installments over the next three years of service completed thereafter. The option shares will fully vest in the event we are acquired by merger or asset sale, unless the option is assumed by the acquiring company. In addition, if the option is assumed by the acquiring company, the option shares will vest in full upon the termination of the optionee's service, whether involuntarily or through a resignation for good reason, within eighteen months following the acquisition.

Aggregated Option Exercises and Fiscal Year-End Values

   The table below sets forth certain information with respect to the Named Executive Officers concerning the unexercised options they held as of the end of the fiscal year ended December 31, 2000.

                                                        Number of Securities      Value of Unexercised
                                                       Underlying Unexercised     in-the-Money Options
                           Shares                       Options at FY-End(#)        at FY-End(($)(1)
                         Acquired on       Value      ------------------------- -------------------------
      Name               Exercise (#) Realized ($)(2) Exercisable Unexercisable Exercisable Unexercisable
      ----               -----------  --------------- ----------- ------------- ----------- -------------
Mark K. Ruport..........   90,000        2,341,646      286,771       50,000        --           --
Steven M. Johnson.......   95,000        2,307,944       80,636       55,000        --           --
Marc R. Fey.............   60,000          831,265       11,250       68,750        --           --
Thomas M. Rafferty......      --               --        30,000       90,000        --           --
James M. Hale...........      --               --        50,000      150,000        --           --

--------
(1) Based on the fair market value of the option shares at fiscal year-end ($0.781 per share on the basis of the closing selling price on the Nasdaq National Market at fiscal year-end) less the exercise price.

(2) The value realized for the exercise of shares is based upon the average of the high and low fair market values on the date of exercise less the exercise price. This does not necessarily reflect actual stock sales by the named individuals or the cash proceeds realized therefrom.

Employment Contracts, Termination of Employment Arrangements and Change of Control Agreements

   We have an agreement with Mark K. Ruport that provides for his employment as our President and Chief Executive Officer at the discretion of the Board of Directors. Mr. Ruport's base salary is $240,000, subject to annual review by the Compensation Committee, and he is eligible to receive performance bonuses which may be awarded by the Compensation Committee. In 1995, Mr. Ruport was also granted an option to acquire 400,000 shares of common stock under the 1994 Stock Option Plan pursuant to the terms of his employment agreement. Mr. Ruport is eligible to receive severance equal to one year's base salary in the event he is terminated by us without cause.

   We have an agreement with Steven M. Johnson that provides for his employment as our Chief Financial Officer, at the discretion of the Board of Directors. Mr. Johnson's base salary is $160,000, and he is eligible to receive performance bonuses which may be awarded by the Compensation Committee. Mr. Johnson is eligible to receive severance equal to six months' salary in the event he is terminated by us without cause.

   We had an agreement with Marc R. Fey that provided for his employment as Senior Vice President--Engineering and Customer Support Services, which was at the discretion of the Board of Directors. Mr. Fey's employment was terminated by us on March 30, 2001 and he will receive six months severance equal to $76,000.

   We have an agreement with Thomas M. Rafferty that provides for his employment as Vice Research and Development, at the discretion of the Board of Directors. Mr. Rafferty's base salary is $130,000, subject to annual review by the Compensation Committee, and he is eligible to receive performance bonuses which may be awarded by the Compensation Committee. Mr. Rafferty is eligible to receive severance equal to six months' salary in the event he is terminated by us without cause.

   We had an agreement with James M. Hale that provided for his employment as Vice President--North American Operations, which was at the discretion of the Board of Directors. Mr. Hale's employment was terminated by us on February 6, 2001 and he will receive six month's severance equal to $87,000.

   In connection with an acquisition of us by merger or asset sale, each outstanding option held by the Chief Executive Officer and the other executive officers under our stock plans will automatically accelerate in full and all unvested shares of common stock issued to such individuals pursuant to the exercise of options granted or direct stock issuances made under such plan will immediately vest in full, except to the extent such options are to be assumed by, and our repurchase rights with respect to those shares are to be assigned to, the successor corporation. Any options that are assumed in an acquisition will automatically accelerate, and any repurchase rights which are assigned will terminate, in the event the executive's service is terminated, whether involuntarily or through a resignation for good reason, within eighteen months following the acquisition. In addition, the Compensation Committee as Plan Administrator of the stock plans has the authority to provide for the accelerated vesting of the shares of common stock subject to outstanding options held by the Chief Executive Officer or any other executive officer or the shares of common stock purchased pursuant to the exercise of options or subject to direct issuances held by such individual, in connection with the termination of the officer's employment following certain hostile changes in control of the Company.

Compensation Committee Interlocks and Insider Participation

   The Compensation Committee of the Board is currently comprised of Messrs. Crawford and Menkes. Mr. King served as a member of the Compensation Committee during the fiscal year ended December 31, 2000 through March 6, 2001. None of the present or former members of the Compensation Committee were at any time during the fiscal year ended December 31, 2000 or at any other time one of our officers or employees.

   None of our executive officers serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

     COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

   The members of our Board of Directors, our executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Exchange Act which require them to file reports with respect to their ownership of the common stock and their transactions in such common stock. Based solely upon a review of the copies of such reports furnished to us and written representations received from one or more of such persons, we believe that such persons complied with all their reporting requirements under Section 16(a) for the 2000 fiscal year.

                         COMPENSATION COMMITTEE REPORT

Overview and Philosophy

   The Compensation Committee of the Board of Directors (the "Committee") is responsible for establishing the base salary and incentive cash bonus programs for the company's executive officers and other key employees and administering certain other compensation programs for such individuals, subject in each instance to review by the full Board. The Compensation Committee also has the exclusive responsibility for the administration of the company's stock plans under which stock option grants may be made to executive officers and other key employees.

   It is the Committee's objective that executive compensation be directly influenced by the company's business results. Accordingly, the company's executive compensation program is structured to stimulate and reward exceptional performance that results in enhanced corporate and stockholder values.

   The Committee recognizes that the industry sector in which the company operates is extremely competitive world-wide, with the result that there is substantial demand for high-caliber, seasoned executives. It is crucial that the company be assured of retaining and rewarding its executive personnel essential in contributing to the attainment of the company's performance goals. For these reasons, the Committee believes the company's executive compensation arrangements must remain competitive with those offered by other companies of similar magnitude, complexity and performance records.

Cash Compensation

   A key objective of the company's executive compensation program is to position its key executives to earn annual cash compensation (base salary plus bonus) equaling or exceeding that which the executive would earn at other similarly situated companies. The Committee, however, did not rely upon any specific compensation surveys for comparative compensation purposes. Instead, the Committee made its decisions as to the appropriate market level of base salary for each executive officer on the basis of its understanding of the salary levels in effect for similar positions at those companies with which the company competes for executive talent. Base salaries will be reviewed on an annual basis, and adjustments will be made in accordance with the factors indicated above. The Committee ensures, however, that the higher level of compensation is paid only when profitable growth rates occur.

   Base salaries for the named executive officers are established considering a number of factors, including the company's sustained growth and increased profit margins, the executive's performance and contribution to overall company performance, and the salary levels of comparable positions at companies of a similar size and in a similar industry sector. The Committee adheres to a compensation philosophy of moderate levels of fixed compensation such as base salary. Base salary decisions are made as part of a formal review process.

Stock Options

   The Committee grants stock options under the company's applicable stock plans to foster executive ownership and to provide direct linkage with stockholder interests. The Committee considers the executive's current level of equity holdings in the company, the stock options previously granted to that individual, industry practices, the executive's accountability level, and assumed, potential stock value when determining stock option grants. The Committee relies upon competitive guideline ranges of retention-effective, target gain objectives to be derived from option gains based upon relatively aggressive assumptions relating to planned growth and earnings. In this manner, the potential executive gains parallel those of other stockholders over the long-term. Therefore, the stock option program serves as the company's only long-term incentive and retention tool for executives and other key employees. The option shares vest in increments over a period of years as the officers remain in the company's employ, and the exercise prices of the stock options granted to the named executive officers are equal to the market value of the stock on the date of grant. Therefore, stock options provide an incentive to executives to continue with the company and maximize the company's profitable growth which ordinarily, over time, should be reflected in the price of the company's stock.

Benefits

   The company provides benefits to the named executive officers that are generally available to other executives in the peer group companies. The amount of such executive-level benefits and perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not, for any executive officer, exceed 10% of his total salary and bonus for fiscal 2000. The Committee believes, based upon the review of industry practices and published benefits surveys, that the company's officers receive approximately average benefit levels when compared to the peer group companies.

Chief Executive Officer Performance and Compensation

   In setting Mr. Ruport's base salary of $240,000 the Committee took note of the company's progress in its transition plan and continued to structure his compensation package so that more of his total compensation would be tied to the company's attainment of specific operating objectives.

Compliance with Internal Revenue Code Section 162(m)

   Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's executive officers. The compensation paid to the company's executive officers for the 2000 fiscal year did not exceed the $1 million limit per officer, nor is it expected that the compensation to be paid to the company's executive officers for fiscal 2000 will exceed that limit. The company's stock plans are structured so that any compensation deemed paid to an executive officer when he exercises an outstanding option under the plans with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is very unlikely that the cash compensation payable to any of the company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the company's executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

   It is the opinion of the Committee that the adopted executive compensation policies and plans provide the necessary total remuneration program to properly align the Company's performance and the interests of the Company's stockholders with competitive and equitable executive compensation in a balanced and reasonable manner, for both the short- and long-term.

                    The Compensation Committee of the Board
                             James E. Crawford III
                                 Alan B.Menkes

                            AUDIT COMMITTEE REPORT

   The Board of Directors has adopted a written audit committee charter, a copy of which is attached to this proxy statement as Exhibit A.

   The Audit Committee of the Board of Directors has (1) reviewed and discussed the audited financial statements with management, (2) discussed with KPMG LLP, its independent accountants, the matters required to be discussed by the Statement on Auditing Standards 61 (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of the company's financial statements (3) received the written disclosures and the letter from KPMG LLP required by Independence Standards Board No.1 (which relates to the accountant's independence from the company and its related entities) and have discussed their independence from the company and (4) we have also considered whether the provision of those services set forth in the table below is compatible with KPMG LLP maintaining its independence from the company.

   Based upon the review and discussions referred to above, we recommended to the company's board of directors that the company's audited financial statements be included in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                                AUDIT COMMITTEE
                                Richard A. Bass
                                Alan B. Menkes

AUDIT FEES

   The following table sets forth the aggregate fees billed by KPMG LLP for the following services during fiscal 2000:

                                                                          FEE
   DESCRIPTION OF SERVICES                                               AMOUNT
   -----------------------                                              --------
   Audit fees (1)...................................................... $ 70,800
   All other fees(2)................................................... $ 78,273
                                                                        --------
     Total............................................................. $149,073
                                                                        ========

--------
(1) Represents the aggregate fees billed for professional services rendered for the audit of the company's annual financial statements during fiscal 2000 and for the review of the financial statements included in the company's quarterly reports during such period.
(2) Includes services performed for the company for tax and other miscellaneous consulting.

Stock Performance Graph

   The graph depicted below compares the cumulative total stockholder returns on the common stock against the cumulative total return of the Nasdaq Stock Market Index and the Nadsaq Computer and Data Processing Index for the period from July 25, 1996 to December 31, 2000.

                  Comparison of Cumulative Total Return (1)(2)

                              [PERFORMANCE GRAPH]

-----------------------------------------------------------------------------
                   A                   B                         C
-----------------------------------------------------------------------------
             OPTIKA, INC.  NASDAQ STOCK MARKET IND.  NASDAQ COMPUTER AND DATA
-----------------------------------------------------------------------------
   7/25/96        $100.00                   $100.00                   $100.00
-----------------------------------------------------------------------------
sep-96            $131.00                   $114.00                   $114.00
-----------------------------------------------------------------------------
dec-96            $ 84.00                   $119.00                   $118.00
-----------------------------------------------------------------------------
mar-97            $ 79.00                   $113.00                   $110.00
-----------------------------------------------------------------------------
jun-97            $ 83.00                   $133.00                   $141.00
-----------------------------------------------------------------------------
sep-97            $ 83.00                   $156.00                   $154.00
-----------------------------------------------------------------------------
dec-97            $ 57.00                   $146.00                   $145.00
-----------------------------------------------------------------------------
mar-98            $ 63.00                   $171.00                   $192.00
-----------------------------------------------------------------------------
jun-98            $ 55.00                   $176.00                   $213.00
-----------------------------------------------------------------------------
sep-98            $ 49.00                   $159.00                   $200.00
-----------------------------------------------------------------------------
dec-98            $ 65.00                   $206.00                   $260.00
-----------------------------------------------------------------------------
mar-99            $ 66.00                   $231.00                   $313.00
-----------------------------------------------------------------------------
jun-99            $ 94.00                   $253.00                   $326.00
-----------------------------------------------------------------------------
sep-99            $ 63.00                   $259.00                   $339.00
-----------------------------------------------------------------------------
dec-99            $232.00                   $383.00                   $570.00
-----------------------------------------------------------------------------
mar-00            $467.00                   $430.00                   $564.00
-----------------------------------------------------------------------------
jun-00            $100.00                   $374.00                   $461.00
-----------------------------------------------------------------------------
sep-00            $ 58.00                   $344.00                   $426.00
-----------------------------------------------------------------------------
dec-00            $ 13.00                   $230.00                   $264.00
-----------------------------------------------------------------------------
--------
(1) The graph assumes that $100 was invested on July 25, 1996 in our common stock and in each index, and that all dividends were reinvested. No cash dividends have been declared on our common stock.
(2) Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

   Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by us under those statutes, neither the preceding Stock Performance Graph nor the Compensation Committee Report is to be incorporated by reference, in whole or in part, into any such prior filings, nor shall such graph or report be incorporated by reference into any future filings made by us under those statutes.

                              CERTAIN TRANSACTIONS

   Our Second Amended and Restated Certificate of Incorporation and Bylaws provide for indemnification of our directors, our officers and certain agents. Each of our current directors and executive officers have entered into separate indemnification agreements with us.

                                 OTHER MATTERS

   We know of no other matters that will be presented for consideration at the meeting, other than those specified in the Notice of Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

                STOCKHOLDERS' PROPOSALS FOR 2002 ANNUAL MEETING

   Stockholders are entitled to present proposals for action at stockholders' meetings if they comply with the rules of the Securities and Exchange Commission. In connection with this year's meeting, no stockholder proposals were presented. Any proposals intended to be presented at our Annual Meeting of Stockholders to be held in the year 2002 must be received at our offices on or before December 6, 2001, to be considered for inclusion in our proxy statement and form of proxy relating to such meeting.

   If a stockholder intends to submit a proposal at our 2002 Annual Meeting of Stockholders, which proposal is not intended to be included in our proxy statement and form of proxy relating to such meeting, the stockholder must give proper notice no later than February 19, 2002. If a stockholder fails to submit the proposal by such date, we will not be required to provide any information about the nature of the proposal in our proxy statement and the proposal will not be considered at the 2002 Annual Meeting of Stockholders.

   Proposals should be sent to Mr. Steven M. Johnson, Corporate Secretary, at our principal executive offices located at 7450 Campus Drive, 2nd Floor, Colorado Springs, Colorado 80920.

                                 ANNUAL REPORT

   A copy of our Annual Report for the fiscal year ended December 31, 2000 has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the meeting. Except for "Executive Officers of the Registrant" from Part I of our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, the Annual Report is not incorporated into this proxy statement and is not considered proxy solicitation material.

                                   FORM 10-K

   We filed an Annual Report on Form 10-K for the fiscal year ended December 31, 2000 with the Securities and Exchange Commission. Stockholders may obtain a copy of this report, without charge, by writing to Mr. Steven M. Johnson, Corporate Secretary, at our principal offices located at 7450 Campus Drive, 2nd Floor, Colorado Springs, Colorado 80920.

    NOTICE TO BANKS, BROKER-DEALERS AND VOTING TRUSTEES AND THEIR NOMINEES

   Please advise us whether other persons are the beneficial owners of the shares for which proxies are being solicited from you, and, if so, the number of copies of this proxy statement and other soliciting materials you wish to receive in order to supply copies to the beneficial owners of the shares.

Dated: April 9, 2001

                                          THE BOARD OF DIRECTORS OF
                                          OPTIKA INC.

                                                                      EXHIBIT A

                        CHARTER OF THE AUDIT COMMITTEE

                                 OPTIKA, INC.

                             PURPOSE AND AUTHORITY

   The audit committee (the "Committee") for Optika Inc., a Delaware company (the "Company"), is appointed by the Company's Board of Directors (the "Board") to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's external auditors.

   The Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee and, if necessary, to institute special investigations. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

   In addition, the Committee shall undertake those specific duties and responsibilities listed below and such other duties as the Board shall from time to time prescribe.

                             COMMITTEE MEMBERSHIP

   The Committee members (the "Members") shall be appointed by the Board, and will serve at the discretion of the Board. The Committee will consist of at least three (3) members of the Board subject to the following requirements:

     (i) each of the Members must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement or must become able to do so within a reasonable time period after his or her appointment to the Committee;

     (ii) at least one (1) of the Members must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities; and

     (iii) each Member must be either (a) an independent director or (b) the Board must determine it to be in the best interests of the Company and its stockholders to have one (1) director who is not independent, and the Board must disclose the reasons for its determination in the Company's first annual proxy statement subsequent to such determination, as well as the nature of the relationship between the Company and director. Under such circumstances the Company may appoint one (1) director who is not independent to the Committee, so long as the director is not a current employee or officer, or an immediate family member of a current employee or officer.

                          DUTIES AND RESPONSIBILITIES

   The Committee shall report, at least annually, to the Board. Further, the Committee shall:

   1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval;

   2. Review the annual audited financial statements with management, including a review of major issues regarding accounting and auditing principles and practices, and evaluate the adequacy of internal controls that could significantly affect the Company's financial statements;

   3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements;

   4. Review with management the Company's quarterly financial statements prior to the filing of its Form 10-Q;

   5. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures;

   6. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, or management;

   7. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Committee and the Board;

   8. Approve the fees to be paid to the independent auditor;

   9. Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if deemed necessary by the Committee, take or recommend that the full Board take appropriate action to satisfy itself of the independence of the auditor;

   10. Evaluate together with the Board the performance of the independent auditor and, if deemed necessary by the Committee, recommend that the Board replace the independent auditor;

   11. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

   12. Obtain reports from management, the Company's senior internal auditing executive and the independent auditor that the Company's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements, including the Foreign Corrupt Practices Act, and the Company's code of conduct.

   13. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

   14. Review with the independent auditor any problems or difficulties the auditor may have encountered, any management letter provided by the auditor, and the Company's response to that letter. Such review should include:

     a. Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information;

     b. Any changes required in the planned scope of the internal audit; and

   18. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement in accordance with the requirements of Item 306 of Regulation S-K and S-B and item 7(e)(3) of Schedule 14A;

   19. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Conduct;

   20. Review with the Company's outside counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies;

   21. Review related party transactions for potential conflict of interest;
and

   22. Provide oversight and review of the Company's asset management policies, including an annual review of the Company's investment policies and performance for cash and short-term investments.

   While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

                                   MEETINGS

   The Committee will meet at least two times each year. The Committee may establish its own schedule and notify the Board.

   The Committee will meet at least annually with the chief financial officer, the senior internal auditing executive, and the independent auditor in separate executive sessions. The Committee will meet with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditor's examination and management report.

                                    MINUTES

   The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

                                                                      1558-PS-01

                                  DETACH HERE




                                     PROXY

                                  OPTIKA INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Mark K. Ruport and Steven M. Johnson, or either of them, the proxies and attorneys-in-fact for the undersigned, with full power of substitution and revocation, to represent and vote on behalf of the undersigned, at the 2001 annual meeting of stockholders of Optika Inc. (the "Company") to be held at The Broadmoor Hotel, One Lake Avenue, Colorado Springs, Colorado 80906 on May 8, 2001 at 9:00 a.m. local time, and any adjournment or adjournments thereof, all shares of the common stock $.001 par value per share, of the Company standing in the name of the undersigned of which the undersigned may be entitled to vote as follows:



SEE REVERSE                                                         SEE REVERSE
   SIDE           CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SIDE

                                  DETACH HERE


     Please mark
[X]  votes as in
     this example.

This proxy when executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR Items 1 and 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1. Election of Class I Directors.

   Nominees: (01) Richard A. Bass, and (02) Alan B. Menkes.

               FOR                                     WITHHELD
               BOTH    [_]                         [_]   FROM
             NOMINEES                                    BOTH
                                                       NOMINEES


                                                              MARK HERE
                                                             FOR ADDRESS
[_]                                                          CHANGE AND   [_]
    ----------------------------------------------           NOTE BELOW
       For both nominees except as noted above


2. Ratify the appointment of KPMG                FOR     AGAINST     ABSTAIN
   LLP as independent accountants of
   the Company.                                  [_]       [_]         [_]

   In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.


   The submission of this proxy if properly executed revokes all prior proxies given by the undersigned.

   Receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement is hereby acknowledged.

   Note: Please sign, date, and mail this proxy promptly in the enclosed postage-paid envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature:_________________ Date:_____   Signature:_________________ Date:_____